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Exhibit 5(n)

                             AMENDMENT NO. 1 TO THE
                          INVESTMENT ADVISORY AGREEMENT




September 28, 2001



SSgA Funds Management, Inc.
One International Place
Boston, MA  02110

Ladies and Gentlemen:

The Investment Advisory Agreement between the SSgA Funds and SSgA Funds Management, Inc., dated May 1, 2001, is amended as described in the attached rider. In addition to the Rider, the SSgA MSCI EAFE Index Fund, formerly known as the SSgA International Pacific Index Fund, will be charged a fee by the Adviser for its investment advisory services, as reflected in the attached Amended Exhibit "A."

Notwithstanding anything to the contrary in Paragraph 10(a), the initial term of the Investment Advisory Agreement with respect to the SSgA MSCI EAFE Index Fund shall be until April 12, 2002.

SSgA Funds                             SSgA Funds Management, Inc.



By:      /s/ Lynn L. Anderson          By:      /s/ Gustaff V. Fish, Jr.
   --------------------------             ------------------------------
         Lynn L. Anderson                      Gustaff V. Fish, Jr.
         President                             President
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                                  RIDER TO THE

                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                           SSgA FUNDS MANAGEMENT, INC.
                                       AND
                                   SSgA FUNDS


This Rider amends the Investment Advisory Agreement (the "Agreement") between SSgA Funds Management, Inc. (the "Adviser") and the SSgA Funds (the "Investment Company") dated May 1, 2001. The Investment Company and Adviser now desire to amend Section 2(g) and Section 8 to the Agreement to set forth those Funds of the Agreement which shall be designated as Feeder Funds, and to set forth the compensation payable to the Adviser with respect to the SSgA MSCI EAFE Index Fund, subject to approval by consent of sole shareholder, under the following terms and conditions:

1.       Paragraph 2(g) is hereby amended to read in its entirety as follows:

         "2(g) With respect to those Funds set forth on Exhibit B ("Feeder Fund(s)"), for so long as all investable assets of a Feeder Fund are invested in another investment company with substantially the same investment objectives and policies ("Master Fund"), the Adviser's duties shall be to monitor the services of the Master Fund to determine if an investment in the Master Fund remains appropriate. In the event assets are no longer invested in the Master Fund, the Adviser's duties shall revert to those contained in this Section 2."

2.       Paragraph 8 is hereby amended as follows:

         "8. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser as provided in this Agreement to all Funds other than Feeder Funds, the Investment Company shall pay to the Adviser such compensation as is designated in Exhibit A to this Agreement, so long as the Adviser has not waived all or a portion of such compensation. For the services to be rendered by the Adviser to a Feeder Fund as provided in this Agreement, the Investment Company shall pay to the Adviser no compensation, provided that the assets remain invested in the Master Fund as described in Section 2(g). In the event the assets of a Feeder Fund are no longer invested in the Master Fund, the Investment Company shall pay to the Adviser such compensation as is designated in Exhibit A to this Agreement, so long as the Adviser has not waived all or a portion of such compensation."

3. Exhibit A is amended to read in its entirety as Exhibit A attached to this Rider.

4. Exhibit B as attached to this Rider is added to set forth the names of the Funds of the Investment Company which operate as Feeder Funds.

5. All other terms of the Agreement shall remain in full force and effect. Capitalized terms not defined herein shall have the meaning as set forth in the Agreement.
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                                     AMENDED
                                   EXHIBIT "A"

                               September 28, 2001

As consideration for the Adviser's services to the following Funds, the Adviser shall receive from each of these Funds an annual advisory fee, accrued daily at the rate of 1/365th of the applicable advisory fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Fund's average daily net assets during the month:

SSgA Money Market Fund                                                 0.25%
SSgA US Government Money Market Fund                                   0.25%
SSgA S&P 500 Index Fund                                                0.03%*
SSgA Disciplined Equity Fund                                           0.25%****
SSgA MSCI EAFE Index Fund                                              0.10%*
SSgA Bond Market Fund                                                  0.30%
SSgA Yield Plus Fund                                                   0.25%
SSgA US Treasury Money Market Fund                                     0.10%**
SSgA US Treasury Obligations Fund                                      0.25%
SSgA Growth and Income Fund                                            0.85%
SSgA Intermediate Fund                                                 0.30%***
SSgA Prime Money Market Portfolio                                      0.10%**
SSgA Emerging Markets Fund                                             0.75%
SSgA Tax Free Money Market Fund                                        0.25%
SSgA Tuckerman Active REIT Fund                                        0.65%
SSgA Small Cap Fund                                                    0.75%
SSgA International Stock Selection Fund                                0.75%
SSgA Life Solutions Income and Growth Fund                             0.00%
SSgA Life Solutions Balanced Fund                                      0.00%
SSgA Life Solutions Growth Fund                                        0.00%
SSgA Special Equity Fund                                               0.75%
SSgA International Growth Opportunities Fund                           0.75%
SSgA High Yield Bond Fund                                              0.30%
SSgA Aggressive Equity Fund                                            0.75%
SSgA IAM SHARES Fund                                                   0.25%
SSgA Intermediate Municipal Bond Fund                                  0.30%


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*        Only in the event the assets of the Fund are no longer invested in the Master Fund.
**       Pursuant to a contractual waiver until 12/31/2002.
***      Pursuant to a contractual waiver until 12/31/2010.
****     Pursuant to a contractual waiver until 12/31/2011.

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                                   EXHIBIT "B"

                               September 28, 2001

Each of the following Funds of the Investment Company shall be considered a "Feeder Fund" under Section 2(g) and Section 8 of the Investment Advisory Agreement, dated as of May 1, 2001, by and between the Investment Company and the Adviser. Additional Funds may be added by written notice as provided in
Section 1(b). Compensation of the Adviser with respect to any Feeder Fund is set forth in Section 8.

         SSgA S&P 500 Index Fund

         SSgA MSCI EAFE Index Fund

And such other Funds, as may be established from time to time.